Exhibit 23.2

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dual dated March 7, 2018 and May 17, 2018, with respect to the consolidated financial statements of OptimizeRx Corp., in its registration statement on Form S-1 relating to the registration of 1,666,669 shares of common stock, to be filed on or about May 21, 2018. We also consent to the reference of our firm under the caption “interests of named experts and counsel” in the registration statement.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

May 21, 2018